Exhibit 99.1

SS Innovations Surpasses Milestone of 4,000 Robotic Surgeries Successfully Performed

with the SSi Mantra Surgical Robotic System

Fort Lauderdale, FL – May 27, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the Company’s SSi Mantra surgical robotic system has been utilized to successfully perform more than 4,000 robotic surgeries across more than one hundred types of surgeries without any complications, injuries or mortalities. Of note, this milestone includes approximately 215 cardiac surgical procedures, of which six were successfully performed via telesurgery across India with the SSi Mantra 3 surgical robotic system.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “The milestone of 4,000 robotic surgeries successfully performed with our SSi Mantra surgical robotic system reflects its world-class quality, differentiated features, ease of use, and growing acceptance by leading physicians in India, where SS Innovations leads the market, and beyond. Our SSi Mantra systems are cleared to market in seven countries, and we are taking important steps to enter the United States and European Union markets. We continue along the pathway towards a European Union CE Mark decision as soon as late 2025 and a U.S. Food and Drug Administration decision as soon as the first half of 2026.”

Surgery types performed with the SSi Mantra to date:

●	General Surgery	●	Gastrointestinal

●	Urology	●	Thoracic

●	Gynecology	●	Head and Neck

●	Cardiac	●	Breast and Plastic

Countries where the SSi Mantra is approved to market:

●	India

●	Nepal

●	Ecuador

●	Guatemala

●	Philippines

●	Indonesia

●	Ukraine

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@equityny.com

Media Contact:

press@ssinnovations.org

T: (212) 739-0300